EXHIBIT 10.37

[Gateway Bank & Trust Logo]

February 7, 2008

American Consumers, Inc.
55 Hannah Way
Rossville, GA  30741

Gentlemen:

Gateway  Bank & Trust (the  "Bank") is pleased to approve  your loan  request to provide a credit facility, not to exceed a total of $440,000.00 consisting of:

     A term loan (the "Term Loan" which can also mean a series of smaller  loans in the  aggregate) in an amount not to exceed  $440,000.00 to purchase cash registers and/or a point of sale system as represented to the Bank.

The Term Loan shall be subject to the terms and conditions set forth herein.

(1)  Borrower:

     The  Borrower on the Term Loan shall be  American  Consumers,  Inc.,  doing business as Shop Rite.

(2)  Basic terms of the Term Loan:

     (a)  The term shall be 5 years.

     (b)  Interest  shall  accrue at a variable  rate based on the Prime Rate as set forth in the Wall Street Journal,  plus a margin of 0.50%.  Today, that rate is 6.50% (Prime 6.00 plus 0.50%),  and the rate shall change monthly with changes in the Prime Rate.

     (c)  Monthly  payments of principal  and interest will be based on a 5-year amortization period.

P.O. Box 129 * 5102 Alabama  Highway * Ringgold,  Georgia 30736 * (706) 965-5500

(3)  Origination Fees:

     Borrower shall pay to Bank, at closing of the Term Loan, an origination fee equal to 0.75% of the note amount.

(4)  Use of Proceeds and Advances:

     The  proceeds  of the Term Loan  shall be used to  purchase a point of sale system and cash registers to be used in each of your eight  locations.  The proceeds  can be loaned in the form of one note or a series of notes,  with aggregate not to exceed $440,000.00.

(5)  Collateral:

     The Term Loan shall be secured by a first  priority  assignment  and UCC on the registers to be purchased with the proceeds of this credit,  along with all attachments,  accessories,  parts,  contracts,  and items pertaining to such. This term loan will also be cross-collateralized  with the collateral that secures other debt owed to the Bank,  including all of the  Borrower's accounts receivable, cash flow, accounts, inventory,  furniture,  fixtures, equipment, machinery, leasehold improvements,  computers, office equipment, cash  registers,  and generally all business  assets now owned or hereafter acquired.  The bank also has an Assignment of a $300,000.00  CD,  currently held at the Bank as additional  collateral.  Personal guaranties of Michael
     Richardson and P.R. Cook also required.

(6)  Documentation Expenses/Closing Costs:

     The  Borrower  shall  pay all fees  and  expenses  incurred  by the Bank in properly  documenting the facility identified herein, as well as other fees and  expenses  incurred  by  the  Bank,  including,  but  not  limited  to, attorney's fees,  appraisal fees, title insurance  premiums,  environmental
     assessments,   survey  costs,   engineering   and  inspection  fees  (where
     applicable).  Borrower shall pay all such expenses  incurred whether or not the Term Loan closes.

(7)  Loan Conditions and Covenants:

     (a)  The Borrower shall provide to the Bank quarterly financial statements, certified  by the Chief  Financial  Officer  of the  Borrower,  within forty-five  (45) days after the end of each  calendar  quarter,  which statements  shall include balance sheets,  quarterly and  year-to-date income statements,  detailed Accounts Payable and Inventory  listings, and any other information requested by the Bank

     (b)  The Borrower  shall provide to the Bank annual  financial  statements, audited by an independent  certified public accounting firm acceptable to the Bank,  within  ninety (90) days after the end of each  calendar
          year,   which   statements   shall  include  balance  sheets,   income
          statements, and any other information requested by the Bank.

     (c)  The Borrower shall not enter into any debt  obligation,  loan or lease arrangement,  with a value of $50,000.00 or greater without the bank's prior consent, which will not be unreasonably withheld.

     (d)  The  Borrower  shall  maintain  that the Bank is its  primary  bank of account,  as evidenced by operating  accounts,  reserve accounts,  and other ancillary bank products as needed.

(8) Expiration:

         This  commitment  shall  be null and  void  unless a copy of the  same, executed by the Borrower,  is returned to the Bank within ten (10) days hereof.  Thereafter,  the commitment shall expire with no obligation to the Bank.

(9)  Additional Requirements:

     (a)  Receipt of  appropriate  resolutions  and/or other such  documentation satisfactory  to the Bank's legal counsel  expressly  authorizing  the execution of all required loan documents.

     (b)  Evidence  of  general  and   professional   liability   and  workman's
          comprehensive  insurance coverage on all the facilities and activities of the Borrower, as well as hazard insurance coverage.

     (c)  The  accuracy  of  all  information,  representations,  and  materials submitted  with or in  support  of the  application  for  this  credit facitliy,  and the  failure of the  accuracy  thereof or any  material change therein, shall, at the option of the Bank, operate to terminate this commitment and all of the Bank's obligations hereunder.

     (d)  Continuing  compliance and performance by the Borrower with all of the conditions and requirements set forth herein.

     (e)  Continuing compliance with all applicable laws and regulations now, or hereafter  relating to this credit  facility and to the  operations of the Borrower's business as currently conducted.

     (f)  Neither this commitment nor the loan proceeds shall be assigned by the
          Borrower without prior written consent of the Bank, and any attempt at such assignment without the Bank's consent shall be void.

     (g)  No change in the provisions of this commitment shall be binding unless in writing and executed in the name of, and by an  authorized  officer of, the Bank.

     (h)  Except as may be prohibited by applicable  laws and  regulations,  the
          Borrower shall establish and maintain cash management services for all of its operations and facilities through the Bank.

This letter sets forth the general terms and conditions of the credit  facility, but is not intended to be exhaustive.  The  collateral  documents to be executed shall contain the agreements  and  requirements  set forth herein,  and may also contain such other agreements,  covenants and requirements as may be required by the Bank  and/or  determined  by the Bank's  legal  counsel to be  necessary  to evidence the Term Loan and the Bank's security interests.

Please  indicate your  acceptance of the terms and  conditions set forth herein, subject to the  negotiation  and  execution  of mutually  acceptable  definitive agreements  embodying  such terms and conditions by signing and returning a copy of this commitment letter.

Sincerely

/s/ Jeff A. Bridgman

Jeff A. Bridgman
Vice President

We hereby  accept the above terms and  conditions  as  proposed,  subject to the negotiation  and  execution  of mutually  acceptable  definitive  agreements  on substantially the terms set forth herein this 8th day of February, 2008.

                                       American Consumers, Inc.

                                       By:    /s/ Paul R. Cook
                                          --------------------------------
                                       Name:  Paul R. Cook
                                       Title: Vice President

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